Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the EnergySolutions, Inc. 2007 Equity Incentive Plan of our report dated March 27, 2007, with respect to the consolidated financial statements of EnergySolutions, LLC included in EnergySolutions, Inc.’s Registration Statement on Form S-1 (No. 333-141645) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

November 14, 2007